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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into the Registration Statements on Form S-8 (nos. 333-17275 and 33-38192) and on Form S-3 (Nos. 333-15753,
333-2716, 333-40693, 333-44165, 333-64363 and 333-53503) of Family Golf
Centers, Inc. (the "Company") of our report dated March 29, 1999 relating to the consolidated financial statements of the Company appearing in the 1998 Annual Report on Form 10-K of the Company.




/s/ RICHARD A. EISNER & COMPANY, LLP
RICHARD A. EISNER & COMPANY, LLP
New York, New York
March 31, 1999